                                                                    EXHIBIT 4.01


                                 SCHEDULE XXVII
                                       TO
                                   AGREEMENT

                         FORM OF REGISTRATION AGREEMENT


                             REGISTRATION AGREEMENT


                          This REGISTRATION AGREEMENT, dated as of ___________,
1996, by and between CRESCENT REAL ESTATE EQUITIES, INC., a Maryland corporation (the "Company"), and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation ("Northwestern"), and KEMPER INVESTORS LIFE INSURANCE COMPANY, an Illinois corporation ("Kemper");

                                  WITNESSETH:

                          WHEREAS, each of Northwestern and Kemper has
purchased an aggregate of _______ shares of Common Stock (as hereinafter defined), pursuant to the terms of the Greenway Agreement (as hereinafter defined); and

                          WHEREAS, this Agreement is being entered into
pursuant to the provisions of the Greenway Agreement;

                          NOW, THEREFORE, in consideration of the foregoing and
the respective covenants and agreements herein contained, the parties hereto agree as follows:

                          Section 1.  Definitions.

                          "Business Day" means any day other than (i) a
                 Saturday or Sunday or (ii) any day on which commercial banks in Houston, Texas are authorized by law to close.

                          "Common Stock" means common stock, $0.01 par value,
                 of the Company.

                          "Demand Date" means a date on which a Holder gives
                 written notice to the Company requiring that the Company purchase the Common Stock held by such Holder as provided for and required in Section 9 of this Registration Agreement.

                          "Demand Notice" means a written notice given by a
                 Holder to the Company requiring that the Company purchase the Common Stock held by such Holder as provided for and required in Section 9 of this Registration Agreement.

                          "Greenway Agreement" means the Agreement entered into
                 as of _________, 1996 between and among Crescent Real
                 Estate Equities Limited Partnership, CRE Management III Corp., the Company, Greenway Plaza, Ltd., Nine Greenway, Ltd., Northwestern, NW Greenway #1, Inc., NW Greenway #9, Inc., K-P Greenway Plaza Limited Partnership, J/K-G/P #1, Ltd., Edloe Devco, Corp., Melvin A. Dow, J/K-G/P #9, Ltd., Kemper, and the other parties listed in Section 1.7 thereof.

                          "Holder" means Northwestern, Kemper, any Northwestern
                 Affiliate, any Kemper Affiliate, and any other transferee of Registrable Securities from Northwestern, Kemper, a Northwestern Affiliate, or a Kemper Affiliate to whom the Registration rights of Northwestern or Kemper under or pursuant to this Agreement with respect to the Registrable Securities transferred to such transferee are transferred with the approval of the Company pursuant to Section 8, if and only if such transferee assumes and agrees to be bound by all the terms, provisions and conditions of this Agreement applicable to its transferor with respect to all Registrable Securities transferred to such transferee.

                          "Kemper Affiliate" means a corporation which is,
                 directly or indirectly, wholly owned by Kemper Corporation, a Delaware corporation, and which has assumed and agreed to be bound by all the terms, provisions, and conditions of this Agreement applicable to "Kemper" with respect to all Registrable Securities transferred to such corporation.

                          "Northwestern Affiliate" means a corporation which
                 is, directly or indirectly, wholly owned by Northwestern and which has assumed and agreed to be bound by all the terms, provisions, and conditions of this Agreement applicable to "Northwestern" with respect to all Registrable Securities transferred to such corporation.

                          "Prevailing Price" means, as of an applicable Demand
                 Date, the average of the closing prices per share of Common Stock as reported on the New York Stock Exchange for the ten trading days last preceding such Demand Date.

                          "Register," "Registered," and "Registration" mean a
                 registration effected by preparing and filing a Registration statement or similar document in compliance with the 1933 Act, with such Registration statement becoming effective in accordance with the rules and regulations of the SEC.

                          "Registrable Securities" means and includes (1) the
                 shares of Common Stock sold to Northwestern and Kemper pursuant to the Greenway Agreement and (2) any Common Stock or other security of the Company issued or issuable as a dividend or other distribution with respect to, or in exchange for, or upon conversion or in replacement of, the Common Stock. Notwithstanding the foregoing, any particular Registrable Security shall cease to be a Registrable Security at such time as (i) it has been effectively registered under the 1933 Act and sold or transferred in accordance with the Registration statement covering it or (ii) it has been distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act.

                          "SEC" means the Securities and Exchange Commission or
                 any other federal agency with jurisdiction to administer the 1933 Act.

                          "1934 Act" means the Securities Exchange Act of 1934,
                 as amended from time to time.

                          "1933 Act" means the Securities Act of 1933, as
                 amended from time to time.





                             Schedule XXVII, Page 2

                          Section 2.  Registration.

                          (a)     Prior to the expiration of the Lock-up Period
(as defined in the Greenway Agreement), the Company shall file a Registration statement for all Registrable Securities and shall use its best efforts to cause such Registration statement to become effective not later than the Business Day immediately following the last day of the Lock-up Period. The Company shall use its best efforts to maintain the effectiveness of such Registration and to maintain such Registration statement current (as defined in Section 9) until there are no longer any Registrable Securities held by any Holder.

                          (b)     The Company shall not include any primary
sales of any of its equity or equity related securities or permit any secondary sales of its equity or equity related securities by other stockholders to be included in the Registration pursuant to this Section 2.

                          Section 3.  Expenses of Registration.  All expenses
in connection with the Registration pursuant to Section 2 (excluding underwriter's discounts and commissions and reasonable fees and disbursements of counsel and accountants for the Holders), including, without limitation, all Registration, qualification and filing fees, printing expenses, accounting fees, fees and expenses payable pursuant to Blue Sky Laws, and fees and disbursements of counsel and accountants for the Company, shall be paid by the Company.

                          Section 4.  Registration Procedures.  The Company
will keep each Holder advised in writing as to the initiation of the Registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                          (a) Keep the Registration effective and current (as defined in Section 9) until the Holder or Holders have completed the distribution described in the Registration statement relating thereto;

                          (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

                          (c) Register or qualify the securities covered by such Registration statement under the Blue Sky Laws of such jurisdictions as the Company shall reasonably determine to be appropriate for the distribution of the securities covered by such Registration statement (provided that the Company shall not be required to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to the service of process in any such state); and

                          (d) In connection with any underwritten offering pursuant to a Registration, if requested by the underwriters enter into an underwriting agreement containing such representations, warranties, indemnities and agreements as are customarily included by an issuer in an underwriting agreement with respect to primary distributions (and, with respect to any indemnification agreement, not substantially different from that set forth in Section 6(a) hereof) including, without limitation, agreements to provide opinions of counsel and "cold comfort" letters from the Company's accountants; provided that the Holder or Holders participating in such underwritten offering shall also be parties to such underwriting agreement.





                             Schedule XXVII, Page 3

                          Section 5.  Furnish Information.  Each Holder hereby
agrees (i) to cooperate reasonably with the Company and to furnish to the Company in a timely manner such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as the Company reasonably determines to be required in connection with the Registration or qualification referred to in this Agreement, and (ii) to deliver or cause to be delivered a copy of the prospectus or offering circular to any purchaser of the Registrable Securities covered by the Registration.

                          Section 6.  Indemnification.  With respect to the
Registration pursuant to Section 2:

                          (a) The Company will indemnify and hold harmless each Holder, each of its officers, directors, or partners, as the case may be, and each person controlling such Holder, with respect to which Registration or qualification has been effected pursuant to this Agreement, and each underwriter (within the meaning of the 1933 Act), if any, and each person who controls any underwriter against all claims, losses, damages, and liabilities, joint or several (or actions in respect thereof), arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration statement, prospectus, or offering circular, or in any document incorporated by reference in any of the foregoing, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration or qualification, and will promptly reimburse each such Holder, each of its officers, directors, or partners, as the case may be, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigation or defending any such claims, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claims, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and used in any such Registration statement, prospectus or offering circular by mutual agreement of such Holder and the Company or of such Holder, such underwriter and the Company, as applicable. The obligations of the Company under this Section 6 shall survive the completion of the offering of Registrable Securities under the Registration statement and otherwise.

                          (b) Each Holder will indemnify the Company, each of its directors and officers, and each underwriter, if any, employed by or on behalf of the Company to sell Company's securities covered by such Registration statement, and each person who controls the Company or such underwriter within the meaning of the 1933 Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or Registration statement incident to any such Registration or qualification, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse the Company, such directors, officers, persons, underwriters or control persons for any





                             Schedule XXVII, Page 4
                 legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus, offering circular or Registration statement in reliance upon and in conformity with written information furnished to the Company by such Holder and used in any such Registration statement, prospectus or offering circular by mutual agreement of such Holder and the Company; provided, however, that the obligations of such respective Holders hereunder, which obligations shall be several and shall not be joint, shall be limited to an amount equal to the proceeds to each such particular Holder of Registrable Securities sold as contemplated herein.

                                  (c)      Each indemnified party shall give
                 notice to the indemnifying party promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be approved by the indemnified party (whose approval shall not unreasonably be withheld), and the indemnified party may participate in such defense at such party's expense. The omission so to notify the indemnifying party shall not relieve the indemnifying party of its obligations to such indemnified party under this Agreement unless such omission is prejudicial to the indemnifying party's ability to defend such action; and the omission of one indemnified party so to notify the indemnifying party shall not release the indemnifying party from its obligations to any other indemnified party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                                  (d)      To provide for just and equitable
                 contributions in any case in which any indemnified party makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the provisions of this Section 6 provide for indemnification in such case, then, in each such case, (i) the indemnifying party and (ii) said indemnified party, shall contribute to the aggregate losses, claims, damages, liabilities or expenses to which they may be subject (after contribution from all others, if applicable) in such proportion that the indemnifying party and said indemnified party are responsible based on the relative fault of the indemnifying party, on the one hand, and said indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities and expenses. Such relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. For purpose of this
                 Section 6(d), the term "damages" shall include, without limitation, any legal or other expenses (including attorneys' fees) reasonably incurred by the indemnified party in connection with





                             Schedule XXVII, Page 5
                 investigating or defending any action or claim that is the subject of the contribution provisions of this Section 6(d).

                          Section 7.  Rule 144 Reporting.  With a view to
making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without Registration, the Company agrees, so long as any Holder owns Registrable Securities, to make and keep available "adequate current public information," as those terms and such phrase are understood and defined in Rule 144 under the 1933 Act.

                          Section 8.  Transfer of Registration Rights.  The
Registration rights of Northwestern or Kemper under or pursuant to this Agreement may not be assigned by Northwestern or Kemper to a transferee or assignee of any Registrable Securities held by Northwestern or Kemper except to any one or more of Kemper, Northwestern, a Kemper Affiliate, or a Northwestern Affiliate without the Company's prior written consent, which consent shall not unreasonably be withheld or delayed; provided that (a) the Registration rights of Kemper under or pursuant to this Agreement may not be assigned to more than two (2) Holders other than Kemper or Kemper Affiliates, and (b) the Registration rights of Northwestern under or pursuant to this Agreement may not be assigned to more than two (2) Holders other than Northwestern or Northwestern Affiliates.

                          Section 9.  Failure to Register or Maintain
Registration. In any of the following circumstances (herein severally and collectively called a "Registration Failure"):

                          (a)     if the Company shall for any reason
                 whatsoever fail to Register any Registrable Securities on or prior to the first Business Day immediately following the last day of the Lock-Up Period,

                          (b) if the Company shall fail for any reason whatsoever to maintain the effectiveness of such Registration as to any Registrable Securities held by any Holder at any time after the last day of the Lock-Up Period,

                          (c) if the Company shall fail for any reason whatsoever to maintain the Registration statement current at any time after the last day of the Lock-Up Period while any Registrable Securities are held by any Holder, or

                          (d) if the effectiveness of the Registration statement shall be suspended by a stop order issued by the Securities and Exchange Commission for any reason whatsoever at any time after the last day of the Lock-Up Period while any Registrable Securities are held by any Holder, then, in any such event, at any time while a Registration Failure exists while a Holder holds Registrable Securities, such Holder shall have the right, at its election, to give notice of such Registration Failure to the Company and, if such Registration Failure continues at the expiration of five (5) days after giving of such notice, shall have the right, at its election, at any time thereafter while such Registration Failure continues to require that the Company purchase all of the Registrable Securities held by such Holder by giving written notice (a Demand Notice) to the Company, in which event the Company shall purchase and pay for, by wire transfer of immediately available federal funds to such bank account in the United States of America as shall be directed in such Demand Notice, all of the Registrable Securities held





                             Schedule XXVII, Page 6
by such Holder, for a price per share of the Common Stock held by such Holder constituting Registrable Securities equal to the Prevailing Price as of the Demand Date when such Demand Notice was given by such Holder, with such price being payable by the Company immediately upon tender by such Holder to the Company, at the Company's address set forth in Section 14 of this Registration Agreement, of the certificates evidencing ownership of such Registrable Securities, duly endorsed to the Company, at any time after the expiration of five (5) days after the Company's receipt of the Demand Notice. A Registration statement shall not be considered to be "current" at any time when, by reason of occurrence of any event or by reason of the passage of time, such Registration statement does not meet the requirements of Section 10, Section 12(2) or Section 17 of the 1933 Act, or such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                          Section 10.  Suspension of Registration.  The Company
shall promptly notify each Holder of, and confirm in writing, the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Registration statement or the initiation of any proceedings for that purpose. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration statement at the earliest possible moment.

                          Section 11.  Amendment, Modification and Waiver.
This Agreement may be amended or modified with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, modification, action or omission to act, of the Holders of a majority of the shares of Registrable Securities held by the Holders. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 11, regardless of whether such Holder consented to such amendment, modification, action or omission.

                          Section 12.  Assignment.  This Agreement shall be
binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and assigns and, with respect to the Holders, any subsequent Holder or Holders of any Registrable Securities; provided that no person or entity shall be entitled to any rights hereunder unless and until such person or entity has assumed and agreed to be bound by all the terms, provisions and conditions of this Agreement applicable to its transferor with respect to all Registrable Securities transferred to such person or entity.

                          Section 13.  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law.

                          Section 14.  Notices.  All notices hereunder shall be
deemed given if in writing and delivered personally or by telegram, telecopy, or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall by specified by like notice):

                          (a)     If to the Company, to:





                             Schedule XXVII, Page 7

                                  Crescent Real Estate Equities, Inc.
                                  777 Main Street, Suite 2100
                                  Fort Worth, Texas 76102
                                  Attention:  David M. Dean and James Eidson
                                  Telecopy:   (817) 878-0429

                 with copies to:

                                  Shaw, Pittman, Potts & Trowbridge
                                  2300 N Street
                                  Washington, D.C. 20037
                                  Attention:  Robert B. Robbins and Wendelin A. White
                                  Telecopy:   (202) 663-8007

                          (b)     If to Northwestern, to:

                                  The Northwestern Mutual Life Insurance Company
                                  720 East Wisconsin Avenue
                                  Milwaukee, Wisconsin 53202
                                  Attention:  Donald L. O'Dell
                                  Telecopy:   (414) 299-1557

                 with a copy to:

                                  Fulbright & Jaworski L.L.P.
                                  1301 McKinney, Suite 5100
                                  Houston, Texas 77010-3095
                                  Attention:  Uriel E. Dutton
                                  Telecopy:   (713) 651-5246

                          (c)     If to Kemper, to:

                                  Kemper Investors Life Insurance Company
                                  120 South LaSalle Street, 13th Floor
                                  Chicago, Illinois 60603
                                  Telecopy:   312-499-8416

                          with a copy to:

                                  Timothy R. Verrilli
                                  Senior Counsel
                                  Zurich/Kemper Life
                                  120 South LaSalle Street, 13th Floor
                                  Chicago, Illinois 60603
                                  Telecopy:   312-499-1040

                          with a copy to:





                             Schedule XXVII, Page 8

                                  Rudnick & Wolfe
                                  203 North LaSalle Street
                                  Chicago, Illinois 60601-1293
                                  Attention:  Kenneth Hartman
                                  Telecopy:   312-236-7516

                          (d) If to any Holder other than Northwestern or Kemper, to the address that such Holder shall have furnished to the Company in writing.

Any notice given by mail, telegram, or telecopy shall be effective when received.

                          Section 15.  Counterparts.  This Agreement may be
executed in separate counterparts, each of which will be deemed to be an original, but all of which shall be considered one and the same instrument.

                          IN WITNESS WHEREOF, the parties have caused this
Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    CRESCENT REAL ESTATE EQUITIES, INC., a
                                    Maryland corporation

                                    By
                                      ------------------------------------------
                                           Gerald W. Haddock
                                           President and Chief Operating Officer

                                    THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                    COMPANY, a Wisconsin corporation

                                    By
                                      ------------------------------------------
                                            Donald L. O'Dell
                                            Vice President, Asset Management

                                    KEMPER INVESTORS LIFE INSURANCE COMPANY, an Illinois corporation

                                    By
                                      ------------------------------------------
                                            Name:
                                            Title:

                                    AND

                                    By
                                      ------------------------------------------
                                            Name:
                                            Title:





                             Schedule XXVII, Page 9